EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

In connection with the Quarterly Report on Form 10-QSB for the period ended December 31, 2003 (the “Report”) of The Southern Banc Company, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof, the undersigned, Chief Executive Officer and Chief Financial Officer of the Company, hereby certifies that to the best of my knowledge:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

Date: February 12, 2004

	By:	/s/ Gates Little

Gates Little President and Chief Executive Officer (Chief Executive Officer and Chief Financial Officer)

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